Exhibit 4.13

Equity Incentive Plan Rules

Elevra Lithium Limited
ACN 091 951 978

Adopted by the Board on 6 October 2025

Approved by Shareholders on 21 November 2025

Equity Incentive Plan Rules

	Table of Contents

INTRODUCTION			4

	PART A		4

1	Offers of Incentive Securities		4
	1.1	Board to make invitations	4
	1.2	Information to be provided to Participants	4
	1.3	Acceptance of Offer	5
	1.4	Offer terms and conditions take precedence	5

	PART B		6

2	Rights		6
	2.1	Grant	6
	2.2	Vesting	6
	2.3	Allocation	7
	2.4	Payment of cash equivalent	7
	2.5	Lapse or automatic exercise of Rights	8

3	Options		8
	3.1	Grant	8
	3.2	Vesting and exercise	9
	3.3	Allocation following exercise	9
	3.4	Payment of cash equivalent	10
	3.5	Lapse or automatic exercise of Options	10

4	Restricted Shares		10
	4.1	Allocation	10
	4.2	Restricted Shares purchased by salary sacrifice	11
	4.3	Restricted Shares that are tax-exempt	11
	4.4	Cessation of restrictions	12
	4.5	Forfeiture of Restricted Shares	13

	PART C		13

5	Prohibited Dealings		13

6	Preventing inappropriate benefits		14

7	Forfeiture of Shares		16

8	Cessation of employment		17
	8.1	Board discretion on cessation	17
	8.2	Post cessation discretions	18
	8.3	Approved leave of absence	18

9	Change of Control		19
	9.1	Change of Control Events	19
	9.2	Notification of Vesting	19
	9.3	Treatment of Vested Incentive Securities	19
	9.4	Acquisition of shares in Acquiring Company	20

0 INTRODUCTION
	9.5	Divestment of material business or subsidiary	20

10	Power to adjust Rights and/or Options and the Exercise Price		20

11	Dividends and other rights		21
	11.1	Dividends and other rights associated with Shares	21
	11.2	Dividend equivalent payments and other rights associated with Rights and Options	22

12	Withholding		23

13	Amendments		24
	13.1	Power to make amendments	24
	13.2	Restrictions on amendments	24
	13.3	Notice of amendment	24

14	Participants based overseas		25
	14.1	Overseas transfers	25
	14.2	Non-Australian residents	25
	14.3	Non-Australian taxpayers	25

15	Miscellaneous		25
	15.1	Shares issued under these Rules	25
	15.2	Custody Arrangement	26
	15.3	Rights and obligations of Participants	26
	15.4	Power of the Board to administer these Rules	27
	15.5	Waiver of terms and conditions	27
	15.6	Application of constitution of the Company, Corporations Act, and Listing Rules	28
	15.7	Error in Allocation	28
	15.8	Dispute or disagreement	28
	15.9	Communication	29
	15.10	Data protection	29
	15.11	Tax	30
	15.12	Laws governing these Rules	30

	PART D		31

16	Definition and Interpretation		31
	16.1	Definitions	31
	16.2	Interpretation	35

0 INTRODUCTION
INTRODUCTION

The purpose of these Rules is to allow the Board to make Offers of Incentive Securities to Eligible Employees.

These Rules outline the terms and conditions upon which Offers will be made, including:

•	the process for making and accepting Offers (Part A);

•	the type of securities that may be offered (being Rights, Options and Restricted Shares) (Part B); and

•	the general terms and conditions that apply to Incentive Securities (Part C).

Capitalised terms are defined in Part D of these Rules.

PART A

1               Offers of Incentive Securities

1.1	Board to make invitations

(a)	The Board may, from time to time, in its discretion invite Eligible Employees to participate in a grant of Incentive Securities, which may comprise any one or more of:

(1)	Rights (including, without limitation, performance rights and restricted share units);

(2)	Options; and

(3)	Restricted Shares,

(Offer).

(b)	Offers will be made on the terms set out in these Rules and/or on any additional or alternative terms as the Board determines, as specified in the terms of an Offer.

(c)	Offers of Incentive Securities made under these Rules and received in Australia are made under Division 1A of Part 7.12 of the Corporations Act.

1.2	Information to be provided to Participants

(a)	Without limiting the Board’s discretion, the terms of the Offer to an Eligible Employee may include the following information:

(1)	the type and number of Incentive Securities being offered, or the method by which the number will be calculated;

1 Offers of Incentive Securities
(2)	the amount (if any) that will be payable for the grant of Incentive Securities;

(3)	any Vesting Conditions or other conditions that apply, including any Vesting Period;

(4)	information relating to the exercise of an Option or Right (where exercisable), including any Exercise Price payable and the period(s) during which it may be exercised;

(5)
the circumstances in which Rights or Options may lapse, Shares (including Restricted Shares) allocated under these Rules may be forfeited, a Participant’s entitlement to Incentive Securities may be reduced or where any other benefits received in connection with an award under these Rules may be reduced or forfeited;

(6)	how Incentive Securities may be treated if the Eligible Employee ceases employment with a Group company; and

(7)	any restrictions (including the period of restriction) on Dealing in relation to a Restricted Share or Share allocated to the Eligible Employee under these Rules.

(b)
An Offer of Restricted Shares made to an Eligible Employee in Australia must specify if all or part of the Offer is made as a salary sacrifice offer under rule 4.2 or as a tax-exempt offer under rule 4.3.

1.3	Acceptance of Offer

(a)	Acceptance of an Offer must be made by the Eligible Employee in accordance with the instructions that accompany the Offer, or in any other way the Board determines.

(b)
The Board may, at its discretion, refuse to allow the participation of an Eligible Employee where that Eligible Employee ceases to be an Eligible Employee, or ceases to satisfy any other conditions imposed by the Board, before the grant is made.

(c)
Nothing limits the Board’s ability to treat the conduct of an Eligible Employee in respect of an Offer (including the failure of an Eligible Employee to lodge an election not to participate within the time specified in the instructions accompanying the Offer) as valid acceptance of that Offer under these Rules.

(d)
The Board may revoke an Offer given to an Eligible Employee prior to the date specified for the acceptance of the Offer or the grant being made, whichever is later, and such Offer will be deemed never to have been made.

1.4	Offer terms and conditions take precedence

To the extent of any inconsistency, the terms and conditions advised to an Eligible Employee in an Offer will prevail over any other provision of these Rules.

2 Rights
PART B

2               Rights

2.1	Grant

(a)
Where an Eligible Employee has validly accepted an Offer to participate in a grant of Rights, the Board must, subject to its discretion under rules 1.3(b) and 1.3(d), grant Rights to the Eligible Employee.

(b)
If the grant under rule 2.1(a) would arise in a period where Dealings by an Eligible Employee would be prohibited or the Board determines that the grant of Rights would otherwise be inappropriate in the circumstances, the Board may determine that the grant will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that the allocation will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

(c)	Unless the Board determines otherwise or the Offer specifies otherwise:

(1)	no payment is required for the grant of a Right;

(2)	Rights will be registered in the name of the Eligible Employee, unless the Offer permits the Eligible Employee to nominate a nominee to hold the Rights on their behalf; and

(3)	where the Offer is made to an Eligible Employee in Australia, subdivision 83A-C of the Tax Act applies to the Rights (subject to the requirements of the Tax Act).

2.2	Vesting

(a)
Subject to rule 4 and any express rule to the contrary, a Right will only Vest (and if applicable, become exercisable) where each Vesting Condition, and all other relevant conditions advised to the Participant by the Board pursuant to rule 1.2, have been satisfied or otherwise waived by the Board.

(b)	Vesting occurs upon notification from the Company (or its delegate) to the Participant that a Right has Vested pursuant to this rule 2.2.

(c)
Where a Right is exercisable, the exercise of the Right must be effected in the form and manner determined by the Board and notified to the Participant. If an exercisable Right is not exercised (or otherwise surrendered by the Participant) by the end of the exercise period or expiry date specified in the terms of an Offer, the Right will be automatically lapsed on that date except as otherwise provided in the Offer.

(d)
If the Vesting or exercise of a Right would arise in a period where Dealings by a Participant would be prohibited or the Board determines that the Vesting or exercise of a Right would otherwise be inappropriate in the circumstances, the Board may determine that Vesting or exercise will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that Vesting or exercise will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

2 Rights
(e)
At the time an Offer is made or at any time prior to Vesting or exercise (if applicable) of the Right, the Board may determine that the Vesting (and if applicable, exercise) of some or all Rights will be satisfied by:

(1)	an allocation of Shares; and/or

(2)	a cash payment under rule 2.4 (instead of an allocation of Shares).

If no determination is made, the Vesting (and, if applicable, exercise) of a Right will be satisfied by the Company allocating Shares to the Participant pursuant to rule 2.3.

(f)	The Participant has no entitlement to receive a Share or a cash payment under rule 2.2(e) until the Rights have Vested, and, if applicable, been exercised.

2.3	Allocation

(a)
Subject to rules 2.3(b) and 2.3(c), where Vesting (and if applicable, exercise) of a Right will be satisfied by an allocation of Shares under rule 2.2(e), as soon as practicable following Vesting (and if applicable, exercise) of a Right, the Board must issue to, procure the transfer to, or procure the setting aside for, the Participant the number of Shares in respect of which Rights have Vested or been exercised (as applicable). No further action is required on the part of the Participant.

(b)
Subject to rule 2.2(e), in the case of Rights held by or on behalf of a Participant who is a Director, Vested (and if applicable, exercised) Rights must be satisfied by Shares that have been purchased on-market, unless:

(1)	no shareholder approval is required under the Listing Rules in respect of the Director’s participation in the Offer; or

(2)	shareholders have approved the Director’s participation in the Offer to the extent required under the Listing Rules.

(c)
If the allocation of a Share would arise in a period where Dealings by a Participant would be prohibited or the Board determines that the allocation of a Share would otherwise be inappropriate in the circumstances, the Board may determine that allocation will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that the allocation will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

2.4	Payment of cash equivalent

(a)
Where the Board determines under rule 2.2(e) to make a cash payment to a Participant in lieu of an allocation of Shares, the Company must, as soon as practicable following Vesting (and, if applicable, exercise) of a Right, pay to the Participant an amount determined under rule 2.4(b) in Australian dollars (or any other currency determined by the Board in its discretion).

(b)
Unless otherwise specified in the terms of an Offer, the amount of the cash payment referred to in rule 2.4(a) will be calculated by multiplying the number of Shares underlying the Rights that the Board determines will be settled by making a cash payment by the Current Market Price.

3 Options
(c)
If the Board determines that the payment under rule 2.4(a) is to be made in a currency other than Australian dollars, unless the Board determines otherwise, the foreign exchange rate applied will be the average closing exchange rate of the relevant currency for the 5 days prior to the date of Vesting (or, if applicable, exercise).

2.5	Lapse or automatic exercise of Rights

A Right will lapse upon the earliest to occur of:

(a)
7 years after the date on which the Right was granted to the Participant, or any date specified as the expiry date in the Offer, other than a Vested but unexercised Right which will be automatically lapsed on the applicable expiry date;

(b)	the Right lapsing in accordance with a provision of these Rules (including in accordance with a term of an Offer);

(c)	the failure to meet a Vesting Condition or any other condition applicable to the Right within the Vesting Period; or

(d)	the receipt by the Company of a notice in writing from a Participant to the effect that the Participant has elected to surrender the Right.

3               Options

3.1	Grant

(a)
Where an Eligible Employee has validly accepted an Offer to participate in a grant of Options, the Board must, subject to its discretion under rules 1.3(b) and 1.3(d), grant Options to the Eligible Employee.

(b)
If the grant under rule 3.1(a) would arise in a period where Dealings by an Eligible Employee would be prohibited or the Board determines that the grant of Options would otherwise be inappropriate in the circumstances, the Board may determine that the grant will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that the allocation will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

(c)	Unless the Board determines otherwise or the Offer specifies otherwise:

(1)	no payment is required for the grant of an Option;

(2)	Options will be registered in the name of the Eligible Employee, unless the Offer permits the Eligible Employee to nominate a nominee to hold the Options on their behalf; and

(3)	where the Offer is made to an Eligible Employee in Australia, subdivision 83A-C of the Tax Act applies to the Options (subject to the requirements of the Tax Act).

3 Options
3.2	Vesting and exercise

(a)
Subject to rule 4 and any express rule to the contrary, an Option will only Vest and become exercisable where each Vesting Condition, and all other relevant conditions advised to the Participant by the Board pursuant to rule 1.2, have been satisfied or otherwise waived by the Board.

(b)	Vesting occurs upon notification from the Company (or its delegate) to the Participant that an Option has Vested pursuant to this rule 3.2.

(c)
The exercise of an Option must be effected in the form and manner determined by the Company and, subject to rule 3.4, must be accompanied by payment of the relevant Exercise Price (if any) either in cleared funds or via any cashless exercise mechanism. The Company will notify the Participant of the process for exercise of Options that Vest, including any cashless exercise mechanism available to the Participant.

(d)
If the Vesting or exercise of an Option would arise in a period where Dealings by a Participant would be prohibited, or the Board determines that the Vesting or exercise of an Option would otherwise be inappropriate in the circumstances, the Board may determine that Vesting or exercise will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that Vesting or exercise will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

(e)	At the time an Offer is made or at any time prior to exercise of the Option, the Board may determine that the exercise of some or all Options will be satisfied by:

(1)	an allocation of Shares; and/or

(2)	a cash payment under rule 3.4 (instead of an allocation of Shares).

If no determination is made, the exercise of an Option will be satisfied by the Company allocating Shares to the Participant pursuant to rule 3.3.

(f)	The Participant has no entitlement to receive a Share or a cash payment under rule 3.2(e) until the Options have been exercised.

3.3	Allocation following exercise

(a)
Subject to rules 3.3(b) and 3.3(c), where exercise of an Option will be satisfied by an allocation of Shares under rule 3.2(e), as soon as practicable following the exercise of an Option, the Board must issue to, procure the transfer to, or procure the setting aside for, the Participant the number of Shares in respect of which Options have been exercised (adjusted as appropriate where a cashless exercise mechanism has been utilised by the Participant). No further action is required on the part of the Participant.

(b)
Subject to rule 3.2(e), in the case of Options held by or on behalf of a Participant who is a Director, Vested Options that are exercised must be satisfied by Shares that have been purchased on-market, unless:

(1)	no shareholder approval is required under the Listing Rules in respect of the Director’s participation in the Offer; or

4 Restricted Shares
(2)	shareholders have approved the Director’s participation in the Offer to the extent required under the Listing Rules.

(c)
If the allocation of a Share would arise in a period where Dealings by a Participant would be prohibited or the Board determines that the allocation of a Share would otherwise be inappropriate in the circumstances, the Board may determine that allocation will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that the allocation will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

3.4	Payment of cash equivalent

(a)
Where the Board determines under rule 3.2(e) to make a cash payment to a Participant in lieu of an allocation of Shares, the Company must, as soon as practicable following the exercise of an Option, pay to the Participant an amount determined under rule 3.4(b) in Australian dollars (or any other currency determined by the Board in its discretion).

(b)
Unless otherwise specified in the terms of an Offer, the amount of the cash payment referred to in rule 3.4(a) will be calculated by multiplying the number of Shares underlying the Options that the Board determines will be settled by making a cash payment by the Current Market Price, less any Exercise Price that would otherwise have been payable in respect of those Options.

(c)
If the Board determines that the payment under rule 3.4(a) is to be made in a currency other than Australian dollars, unless the Board determines otherwise, the foreign exchange rate applied will be the average closing exchange rate of the relevant currency for the 5 days prior to the date of exercise of the Options.

3.5	Lapse or automatic exercise of Options

An Option will lapse upon the earliest to occur of:

(a)
7 years after the date on which the Option was granted to the Participant, or any date specified as the expiry date in the Offer (unless the Board determines that the Options will be automatically lapsed on the expiry date by way of a cashless exercise mechanism);

(b)	the Option lapsing in accordance with a provision of these Rules (including in accordance with a term of an Offer);

(c)	the failure to meet a Vesting Condition or any other condition applicable to the Option within the Vesting Period; or

(d)	the receipt by the Company of a notice in writing from a Participant to the effect that the Participant has elected to surrender the Option.

4              Restricted Shares

4.1	Allocation

(a)
Where an Eligible Employee has validly accepted an Offer to participate in an allocation of Restricted Shares, the Board must, subject to its discretion under rules 1.3(b), 1.3(d) and 4.1(b), allocate Restricted Shares to the Eligible Employee in accordance with any timeframe specified in the Offer by either:

4 Restricted Shares
(1)	issuing Restricted Shares to;

(2)	procuring the transfer of Restricted Shares to; or

(3)	procuring the setting aside of Restricted Shares for, the Eligible Employee.

(b)
If the allocation of a Restricted Share would arise in a period where Dealings by a Participant would be prohibited or the Board determines that the allocation of a Restricted Share would otherwise be inappropriate in the circumstances, the Board may determine that the allocation will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that the allocation will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

(c)	Unless the Board determines otherwise or the Offer specifies otherwise:

(1)	no payment is required for the allocation of a Restricted Share (other than a Restricted Share purchased pursuant to rule 4.1); and

(2)	Restricted Shares will be registered in the name of the Eligible Employee or the Trustee, unless the Offer permits the Eligible Employee to nominate a nominee to hold the Rights on their behalf.

4.2	Restricted Shares purchased by salary sacrifice

Notwithstanding anything else in these Rules, the following provisions apply in respect of Offers of Restricted Shares made to Eligible Employees in Australia pursuant to this rule 4.2:

(a)	such Offers constitute offers made under a separate salary sacrifice provision of these Rules;

(b)	subdivision 83A-C of the Tax Act applies to such Offers (subject to the requirements of the Tax Act); and

(c)
such Offers must allow a Participant to agree to acquire Restricted Shares in return for a reduction in the Participant’s pre-tax remuneration that would not have happened apart from that Offer of not more than A$5,000 per year ending 30 June (or such other amount specified by subsection 83A-105(4) of subdivision 83A-C of the Tax Act to be the maximum amount of discount to which that subsection can apply).

4.3	Restricted Shares that are tax-exempt

Notwithstanding anything else in these Rules, the following provisions apply in respect of Offers of Restricted Shares made to Eligible Employees in Australia pursuant to this rule 4.3:

(a)	such Offers constitute offers made under a separate tax-exempt provision of these Rules;

(b)
such Offers must be made on a non‑discriminatory basis in relation to at least 75% of the Australian resident permanent employees of the relevant employer who have completed at least 3 years of service (whether continuous or non‑continuous);

4 Restricted Shares
(c)	subdivision 83A-B of the Tax Act applies to such Offers;

(d)	a Restricted Share allocated to a Participant under this rule 4.3 will be subject to a restriction period from the date that the Restricted Shares are allocated until the earlier of:

(1)
the date that is three years from the date of allocation (or such other period that may be required under subdivision 83A-B of the Tax Act, including such earlier time as the Commissioner of Taxation allows in accordance with section 83A-45(5) of the Tax Act); and

(2)	the date on which the Participant ceases to be employed by the Group; and

(e)	a Restricted Share allocated to a Participant under this rule 4.3 cannot be forfeited. For the avoidance of doubt, rule 7 does not apply to Restricted Shares allocated under this rule 4.3.

4.4	Cessation of restrictions

(a)	Subject to rule 4 and any express rule to the contrary, a Share will only Vest and cease to be a Restricted Share where:

(1)
the Vesting Period and each other relevant condition (including all Vesting Conditions) advised to the Participant by the Board pursuant to rule 1.2 have been satisfied or otherwise waived by the Board; and

(2)	the Company (or its delegate) notifies the Participant that the restrictions in respect of the Restricted Share have ceased or no longer apply.

(b)
Subject to the terms of an Offer and the Trading Policy, when a Share ceases to be a Restricted Share, all restrictions on disposing of, or otherwise Dealing with, that Share, as set out in these Rules or the terms of an Offer, will cease.

(c)
If the Vesting of a Restricted Share would arise in a period where Dealings by a Participant would be prohibited or the Board determines that the Vesting of a Restricted Share would otherwise be inappropriate in the circumstances, the Board may determine that Vesting will be delayed until such time as Dealings are permitted or appropriate. For the avoidance of doubt, the Board may determine that Vesting will be delayed only in relation to the affected Participant or in relation to some or all Participants (irrespective of whether they are subject to the Dealing restriction).

(d)
Unless provided otherwise in the terms of an Offer, when a Share that is held by the Trustee on behalf of a Participant ceases to be a Restricted Share, the Trustee will continue to hold the Share on trust on behalf of the Participant until such time as the Participant, or the Company on behalf of the Participant, directs the Trustee to:

(1)	transfer the Share:

(A)	into the Participant’s name or:

(B)	to another account the Participant nominates; or

5 Prohibited Dealings
(C)	to an account to be held on the Participant’s behalf; or

(2)	sell the Share and pay the proceeds of sale (net of any applicable brokerage, commission, stamp duty or other transaction costs) to the Participant.

4.5	Forfeiture of Restricted Shares

Subject to rule 4.3(e), a Restricted Share will be forfeited upon the earliest to occur of the:

(a)	Restricted Share being forfeited in accordance with a provision of these Rules (including in accordance with a term of an Offer);

(b)	failure to meet a Vesting Condition or any other condition applicable to the Restricted Share within the Vesting Period; or

(c)	receipt by the Company of a notice in writing from a Participant to the effect that the Participant has elected to surrender the Restricted Share.

PART C

5              Prohibited Dealings

(a)	Subject to the Trading Policy, any Dealing in respect of an Incentive Security prior to Vesting is prohibited unless:

(1)	the Board determines otherwise; or

(2)	the Dealing is required by law and the Participant has provided satisfactory evidence to the Company of that fact,

provided that, if an Incentive Security is transferred prior to Vesting, such Incentive Security shall remain subject to Vesting in the hands of the transferee.

(b)	Where, in the opinion of the Board, a Participant Deals with a Right or Option in contravention of rule 5(a), the Right or Option will immediately lapse.

(c)
Where, in the opinion of the Board, the Participant (or the Trustee at the Participant’s direction) Deals with a Restricted Share in contravention of rule 5(a), the Restricted Share is deemed to immediately be forfeited.

(d)
The Board may, at its discretion, impose restrictions on Dealing in respect of any Shares allocated under these Rules (including upon Vesting or exercise of Rights or Options or at the request of a Participant) and may implement any procedure it considers appropriate to enforce such restrictions. Where a Participant requests that the Board impose restrictions on Dealing in respect of any Shares, the Board has the discretion to accept or reject such a request.

6 Preventing inappropriate benefits
6              Preventing inappropriate benefits

(a)	Subject to rule 4.3(e) (for tax exempt offers), the Board may take any of the actions in rule 6(b) where, in the opinion of the Board:

(1)	a Participant:

(A)	has acted fraudulently or dishonestly;

(B)	has engaged in gross misconduct;

(C)	has engaged in an act which has brought the Company, the Group or any Group company into disrepute or may negatively impact the Company’s, Group’s or any Group company’s reputation in a material way;

(D)	has breached their duties or obligations to the Company or any Group company (including acting in breach of the terms and conditions of their employment or the Corporate Code of Conduct);

(E)	owes money or a debt to the Company or a Group company and has not otherwise agreed to an alternative arrangement with the Company or Group company (as applicable) to settle the debt owed; or

(F)	is convicted of an offence or has a judgment entered against them in connection with the affairs of the Group; or

(2)	there is a Financial Misstatement Circumstance;

(3)
a Participant’s Incentive Securities Vest or may Vest as a result of the fraud, dishonesty, negligence or breach of duties or obligations of any other person (including a breach by that person of the terms and conditions of their employment or the Corporate Code of Conduct) and in the opinion of the Board, the Incentive Securities will not or would not have otherwise Vested; or

(4)
a significant unexpected or unintended consequence or outcome has occurred which impacts the Group or a Group company, including where the original expected performance outcomes which the Incentive Securities were intended to promote have not been realised; or

(5)	the Company (or another Group company) is required or entitled to reclaim remuneration from a Participant or reduce a Participant’s remuneration outcome under one or more of the following:

(A)	law;

(B)	regulation, including a direction, standard or guidance from a regulator;

(C)	contract; or

(D)	Company or Group policy (as amended from time to time); or

(6)
Vesting of some or all of the Participant’s unvested Incentive Securities or payment of a dividend equivalent payment is not justified or supportable, having regard to any one or more of the following:

6 Preventing inappropriate benefits
(A)	the personal performance and/or conduct of a Participant;

(B)	the performance of the business unit or function in which the Participant is employed or for which they have accountability, or which is relevant in relation to the Participant’s role;

(C)	the performance of the Group or any Group company; or

(D)	any other factor which the Board reasonably determines is appropriate to take into account in relation to the Participant’s entitlements under these Rules; or

(7)	any additional circumstance specified in an Offer has occurred.

(b)	Subject to rule 4.3(e) (for tax exempt offers), the Board may determine that any or all of the following occur:

(1)	some or all of the following held by or on behalf of the Participant:

(A)	unvested Rights or Options;

(B)	Vested but unexercised Rights or Options;

(C)	Shares (including Restricted Shares) allocated under these Rules; and/or

(D)	any entitlement to a dividend equivalent payment,

 will lapse or be deemed to be forfeited (as the case may be), and/or

(2)	any Share allocated under these Rules may be required to be transferred to such a person as the Company determines; and/or

(3)	a Participant must pay or repay (as the case may be) to the Company as a debt:

(A)	all or part of the net proceeds of sale where Shares allocated under these Rules have been sold;

(B)	any cash payment received under these Rules; and/or

(C)	any dividends, distributions or dividend equivalent payments received in respect of Shares allocated under these Rules; and/or

(4)	the restrictions on disposing or otherwise Dealing with a Participant’s Restricted Shares are extended.

(c)	In circumstances where:

(1)	the Board is considering the application of this rule 6; or

(2)	a Participant is under investigation by the Group, a Group company or an external third party (including a governmental authority or regulator); or

(3)	such other circumstances specified in an Offer,

7 Forfeiture of Shares
the Board may determine that any or all of the following will occur:

(4)
the Vesting, exercise and/or allocation of a Participant’s Incentive Securities be delayed or suspended (as appropriate) until such time as the Board determines (including until the final conclusion of any investigation under rule 6(c)(2)); or

(5)	the restrictions on disposing or otherwise Dealing with a Participant’s Restricted Shares are extended.

(d)
The Board may specify in an Offer additional circumstances in which a Participant’s entitlement to Incentive Securities or Shares or cash received on vesting of Incentive Securities may be reduced or extinguished.

(e)	All awards granted under these Rules shall be subject to any applicable clawback or recoupment policy of the Group or a Group company, as in effect from time to time, or as required by law.

(f)	For avoidance of doubt, and despite anything else in these Rules, the Board has an overriding discretion to exercise any powers under this rule:

(1)	at any time, including at each decision point relating to Incentive Securities or cash payments under these Rules; and

(2)	whether or not the employment or engagement of the Participant with the Group or Group company has ceased.

7               Forfeiture of Shares

(a)	Where Shares (including Restricted Shares) are forfeited in accordance with these Rules and the Shares are held by the Participant:

(1)	the Participant is deemed to have agreed to dispose of their legal and/or beneficial interest (as appropriate) in such Shares for a total aggregate consideration of A$1.00; and

(2)	the Shares will be transferred into the name of the Company’s nominee who will then hold full legal and beneficial title to those Shares.

(b)	Where Shares (including Restricted Shares) are forfeited in accordance with these Rules and the Shares are held by the Trustee:

(1)	the Participant’s rights in the Shares will be extinguished for total aggregate consideration of A$1.00; and

(2)
the Shares will be held as general trust property in accordance with the terms of the Trust Deed, and the Board may, at any time in the future, direct the Trustee to hold the Shares for the benefit of a different or new Participant.

(c)
Where a Participant forfeits Shares allocated to them on exercise of Options pursuant to these Rules, the Company may, but need not, repay to the Participant any Exercise Price paid by the Participant in respect of the forfeited Shares.

8 Cessation of employment
8               Cessation of employment

8.1	Board discretion on cessation

(a)	Subject to rules 8.1(b) and 8.1(c), unless the Board determines otherwise:

(1)	any unvested Incentive Securities will remain on foot and will not Vest, lapse or be forfeited; and

(2)	any Vested but unexercised Incentive Securities will remain on foot and will not lapse or be forfeited,

as a result of the Participant ceasing employment. These Rules and the applicable Offer terms will continue to apply as though the Participant had not ceased employment.

(b)
Subject to rule 4.3(e) (for tax exempt offers) and applicable laws, the Board, in its discretion, may determine that, as a result of the Participant ceasing employment with the Group, some or all of a Participant’s unvested Incentive Securities, as applicable:

(1)	lapse;

(2)	are forfeited;

(3)	Vest (immediately or subject to conditions);

(4)	are automatically exercised (including by way of a cashless exercise mechanism in the case of Options);

(5)	are only exercisable for a prescribed period and will otherwise lapse;

(6)	are subject to modified Vesting Conditions than those previously applied; and/or

(7)	are no longer subject to some or any of the conditions or restrictions (including any Vesting Condition) that previously applied.

(c)
The Board may specify in the Offer to the Participant (in accordance with rule 1.2) how the Participant’s Incentive Securities will be treated on cessation of employment. The applicable treatment may vary depending on the circumstances in which the Participant’s employment ceases. In specifying a cessation treatment to apply to an Offer, the Board may preserve some or all of its discretion under rule 8.1(b).

(d)	Notwithstanding anything else in this rule 8, where:

(1)	a Participant ceases their employment with a Group company; and

(2)	the reason for the cessation is due to the transfer of the Participant’s employment to another Group company or to a joint venture in which a Group company participates,

the Participant will be treated as though their employment did not cease and rules 8.1(a), 8.1(b) and 8.2 do not apply, unless the Board determines otherwise.

8 Cessation of employment
8.2	Post cessation discretions

(a)	The Board may exercise any of the post cessation discretions in rule 8.2(b) in respect of a Participant who has:

(1)	ceased to be employed by the Group; and

(2)
received or may receive remuneration or favourable treatment under these Rules or any other plan or agreement with the Group in connection with their cessation of employment (including where entitlements Vest or remain on foot after cessation of employment in accordance with their terms), where the Board determines in good faith that:

(3)	the Participant has breached a Post Cessation Covenant; or

(4)
a change in the Participant’s circumstances since they ceased to be employed by the Group means it is no longer appropriate for the Participant to retain the benefits outlined in rule 8.2(a)(2) above. These circumstances may include, for example, where the Participant commences employment with a Competitor, or where the Participant purported to retire from the workforce and subsequently recommences employment.

(b)	For the purposes of rule 8.2(a) and subject to rule 4.3(e), the Board may do any one or more of the following:

(1)	deem any unvested Incentive Securities of the Participant to have lapsed or be forfeited with effect from the date determined by the Board;

(2)	deem all or any Shares (including Restricted Shares) allocated under these Rules that are still held by or on behalf of the Participant, to be forfeited;

(3)
where any Shares (including Restricted Shares) allocated to a Participant under these Rules (including on Vesting of Incentive Securities) have been sold by or on behalf of the Participant, require the Participant to pay all or part of the net proceeds of that sale to the Company as a debt; and/or

(4)
where cash has been allocated to a Participant on Vesting of Incentive Securities, including in the form of a dividend or dividend equivalent payment made under rule 11.2, require the Participant to repay all or part of the cash to the Company as a debt.

8.3	Approved leave of absence

Subject to applicable laws, at the discretion of the Board, a Participant who is granted an approved leave of absence and who exercises their right to return to work under any applicable award, enterprise agreement, other agreement, statute or regulation may be treated as not having ceased to be an employee for the purposes of the Rules. Whether a Participant who is granted leave without pay is deemed to have ceased employment will be determined with reference to any applicable laws or the Group’s policies.

9 Change of Control
9               Change of Control

9.1	Change of Control Events

(a)
Where there is a Change of Control Event, the Board may, in its discretion and subject to applicable laws, determine that all or a specified number of a Participant’s Incentive Securities Vest, lapse, be forfeited, be cancelled for consideration or cease to be subject to restrictions (as applicable).

(b)	To the extent the Board does not exercise its discretion under rule 9.1(a) and there is an actual change in the Control of the Company then, unless the Board determines otherwise:

(1)	all Restricted Shares will immediately Vest in full and any restrictions on Dealing imposed by the Board cease to have effect; and

(2)
all other unvested Incentive Securities will immediately Vest or cease to be subject to restrictions (as applicable) on a pro-rata basis having regard to the portion of the Vesting Period that has elapsed; and

(3)	any unvested Incentive Securities that do not Vest will lapse or be forfeited, unless the Board determines a different treatment.

(c)
Notwithstanding the default treatment set out in these Rules, the Board may specify in the Offer to the Participant (in accordance with rule 1.2) a particular treatment that will apply to unvested Incentive Securities in the context of a Change of Control Event or other change of Control.

(d)	For the avoidance of doubt, in this rule 9, a Change of Control Event does not include an internal reorganisation of the structure, business and/or assets of the Group.

9.2	Notification of Vesting

Where some or all of a Participant’s Incentive Securities Vest pursuant to rule 9.1, the Company (or its delegate) will, as soon as reasonably practicable, give written notice to each Participant of the number of Incentive Securities that have Vested.

9.3	Treatment of Vested Incentive Securities

(a)	The Board has the discretion to determine the treatment of all Vested Incentive Securities (including those that Vest in accordance with rule 9.1) where a Change of Control Event occurs.

(b)	Without limiting rule 9.3(a), where there is an actual change in the Control of the Company then, unless the Board determines otherwise:

(1)
all Vested Options and Rights that are exercisable will be exercisable for a period of 6 months from the actual change in the Control of the Company and will lapse if not exercised within the specified period; and

(2)	any restrictions on Dealing imposed by the Board on Vested Incentive Securities will cease to have effect.

10 Power to adjust Rights and/or Options and the Exercise Price
9.4	Acquisition of shares in Acquiring Company

(a)	If:

(1)	a company (Acquiring Company) obtains Control of the Company as a result of a Change of Control Event; and

(2)	the Company and the Acquiring Company agree,

subject to applicable laws (including the Listing Rules) a Participant may, upon:

(3)	Vesting (and, if applicable, exercise) of Rights; or

(4)	exercise of Options

be provided with shares of the Acquiring Company or its parent or subsidiary in lieu of Shares in such manner as the Company and the Acquiring Company may agree (including by a replacement security or exchange of Shares issued on Vesting or exercise) and on substantially the same terms and on substantially the same conditions but with any necessary or appropriate adjustments to the number and kind of shares.

(b)
If rule 9.4(a) applies, the Participant appoints the Company as their agent to do anything needed to give effect to this arrangement, including agreeing to become a member of the Acquiring Company or its parent (as applicable).

9.5	Divestment of material business or subsidiary

(a)
Where the Company divests a business designated by the Board for this purpose as “material”, the Board may make special rules that apply to some or all of an affected Participant’s Incentive Securities.

(b)
Without limiting the Board’s discretion in rule 9.5(a), such rules may include varying the Vesting Conditions and/or any other relevant conditions advised to a Participant and deeming that a Participant remains an employee of the Group for a specific period for the purposes of the relevant Offers.

(c)	As soon as reasonably practicable after making any special rules under this rule 9.5, the Board will give notice in writing of those special rules to any affected Participant.

Any special rules made under this rule 9.5 will not be considered amendments for the purposes of rule 13.

10            Power to adjust Rights and/or Options and the Exercise Price

(a)	Rights and Options carry no entitlement to participate in new issues of Shares by the Company prior to Vesting and exercise (if applicable) of the Right or Option.

(b)
Subject to rule 10(c), prior to the allocation of Shares (or payment of an equivalent cash amount) to a Participant upon Vesting (and, if applicable, exercise) of Rights or exercise of Options, the Board may grant additional Rights or Options or make any adjustments it considers appropriate to the terms of a Right and/or Option granted to that Participant in order to minimise or eliminate any material advantage or disadvantage to a Participant resulting from a corporate action by, or capital reconstruction in relation to, the Company, including but not limited to any return of capital. Adjustments that may be made include adjustments to:

11 Dividends and other rights
(1)	the number of Rights or Options to which the Participant is entitled;

(2)	the type of security and number of Shares (or other securities) to which the Participant is entitled upon Vesting (and, if applicable, exercise) of Rights or exercise of Options;

(3)	any amount payable on Vesting (and if applicable exercise) of Rights or exercise of Options (including the Exercise Price); or

(4)	a combination of paragraphs (1), (2) and/or (3) above.

(c)	Without limiting rule 10(b), if:

(1)	Shares are issued pro rata to the Company’s shareholders generally by way of a rights issue, Options will be adjusted in accordance with Listing Rule 6.22.2 (or any replacement rule);

(2)
Shares are issued pro rata to the Company’s shareholders generally by way of a bonus issue (other than an issue in lieu of dividends or by way of a dividend reinvestment) involving capitalisation of reserves or distributable profits, Options and Rights will be adjusted in the manner allowed or required by the Listing Rules; or

(3)
any reorganisation (including consolidation, subdivision, reduction or return) of the issued capital of the Company is effected, Options and Rights will be adjusted in the manner required by the Listing Rules.

(d)
Where additional Rights or Options are granted to the Participant under this rule 10, such Rights or Options will be subject to the same terms and conditions as the original Rights or Options granted to the Participant (including without limitation, any Vesting Conditions), unless the Board determines otherwise.

(e)	The Board must, as soon as reasonably practicable after making any additional grants or adjustments under this rule 10, give notice in writing to any affected Participant.

11             Dividends and other rights

11.1	Dividends and other rights associated with Shares

(a)
Subject to the terms of Offer or any Trust Deed (if applicable), the following rules apply in respect of Shares allocated to, or on behalf of, a Participant under these Rules (including Restricted Shares allocated under rule 4.1):

(1)	the Participant is entitled to receive all dividends and other distributions or benefits payable to the Participant or to the Trustee in respect of the Shares;

(2)	the Participant is entitled to exercise, or to direct the Trustee in writing how to exercise, the voting rights attaching to the Shares, either generally or in a particular case;

11 Dividends and other rights
(3)
any bonus shares that are issued in respect of the Shares will be issued to the Participant, or to the Trustee on the Participant’s behalf, and will be held by the Participant or Trustee as Shares subject to the same terms, conditions and restrictions on Dealing (if any) as the Shares in respect of which they were issued; and

(4)
if rights arise on a rights issue in respect of the Shares, the Participant may Deal with or exercise those rights, or instruct the Trustee (if applicable) in relation to those rights in accordance with the Trust Deed. If the Shares are held by the Trustee on the Participant’s behalf and the Participant does not instruct the Trustee how to Deal with the rights, the rights will be dealt with in accordance with the Trust Deed.

11.2	Dividend equivalent payments and other rights associated with Rights and Options

(a)
Unless or until Shares are allocated to a Participant following Vesting or exercise of their Rights or Options (as applicable), the Participant has no interest in those Shares in respect of which the Right or Option was granted.

(b)
Notwithstanding rule 11.2(a), the Board may determine at the time an Offer is made that a dividend equivalent payment will be paid to a Participant who becomes entitled to an allocation of Shares (or equivalent cash amount) following the Vesting or exercise of Rights or Options under that Offer.

(c)	A Participant will have no right to receive a dividend equivalent payment made in respect of any Rights or Options that lapse under these Rules.

(d)	Unless the Board determines otherwise, a dividend equivalent payment:

(1)	will only be paid following Vesting or exercise (as applicable) of Rights or Options (as applicable);

(2)
will be an amount determined by the Company that will be approximately equal to the amount of dividends that would have been payable to the Participant had they been the owner of the Shares referred to in rule 11.2(b)during the Vesting Period (but will not include any amount representing dividends that would have been payable during the period between Vesting and exercise of the Rights (where applicable) or Options had the Participant been the owner of the Shares during that period);

(3)
may, at the Company’s discretion, be grossed up to reflect any franking credits that would have attached to the dividends, but otherwise will not be grossed up or otherwise adjusted to account for any tax consequences which would have applied if the Participant had actually been paid a dividend; and

(4)	may be satisfied through the allocation of Shares or payment of cash.

(e)
A cash payment made under rule 11.2(d)(4) may be made in a currency other than Australian dollars, in which case the amount of such payment will be converted into a currency as the Board may reasonably determine.

12 Withholding
12            Withholding

(a)
Notwithstanding any other provisions of these Rules, if a Group company, the Trustee or a plan administrator is obliged, or reasonably believes it may have an obligation, as a result of or in connection with any:

(1)	grant or Vesting of Incentive Securities;

(2)	allocation of Shares under these Rules; or

(3)	payment of any amounts including a cash equivalent amount or a dividend equivalent amount,

to account for the following liability of a Participant:

(4)	income tax or employment taxes under any wage, withholding or other arrangements; or

(5)	any other tax, social security contributions or levy or charge of a similar nature,

then the relevant Group company, Trustee or plan administrator is entitled to withhold or be reimbursed by the Participant for the amount or amounts so paid or payable.

(b)
Where rule 12(a) applies, the relevant Group company, the Trustee or plan administrator is not obliged to grant any Incentive Securities, to allocate Shares or to make a cash payment in accordance with these Rules unless the Company is satisfied that arrangements for payment or reimbursement of the amounts referred to in rule 12(a) have been made. Those arrangements may include, without limitation:

(1)
the provision by the Participant of sufficient funds to reimburse the relevant Group company, Trustee or plan administrator for the amount (by salary deduction, reduction of any amount owed by the Group to the Participant or otherwise);

(2)	the sale on behalf of the Participant of Shares allocated pursuant to these Rules for payment or reimbursement of these amounts, as well as the costs of any such sale;

(3)	a reduction in any amount payable to the Participant in lieu of an allocation of Shares under these Rules;

(4)	the Participant forgoing their entitlement to an equivalent number of Shares that would otherwise be allocated to the Participant; or

(5)	lapse or forfeiture of a sufficient number of Rights, Options and/or Shares to satisfy the debt the Participant owes to the relevant Group company, Trustee or plan administrator.

(c)
Unless the Group company, Trustee or plan administrator (as applicable) and the Participant agree to use a different valuation, any Rights, Options and/or Shares lapsed or forfeited (as applicable) under this rule will be valued at the Current Market Price on the date of lapse or forfeiture.

(d)	Any amounts which are paid or payable for the purposes of these Rules are inclusive of the Group’s compulsory superannuation contribution (if applicable).

(e)
The Board may require any Participant, as a condition of the allocation of any Incentive Securities, to enter into an agreement transferring any liability of any Group company to social security contributions or any Tax in respect of those Incentive Securities or Shares.

13 Amendments
13             Amendments

13.1	Power to make amendments

(a)	Subject to rule 13.2, the Board may at any time by resolution:

(1)	amend or add to, omit or substitute (amend) all or any of the provisions of these Rules;

(2)	amend the terms or conditions of any Incentive Security granted under these Rules; or

(3)	suspend or terminate the operation of these Rules or any incentive plan operated in connection with these Rules.

(b)
Notwithstanding rule 13.2, the Board may waive, amend or replace any Vesting Condition attaching to an Incentive Security if the Board determines that the original Vesting Condition is no longer appropriate or applicable (including, without limitation, where a Vesting Condition refers to a particular stock market index that is no longer published or there is a corporate action by the Company, including a discounted rights issue, which impacts on the Vesting Condition), provided that the interests of the relevant Participant are not, in the opinion of the Board, materially prejudiced or advantaged relative to the position reasonably anticipated at the time of the grant.

13.2	Restrictions on amendments

Without the consent of the Participant, the Board may not exercise its powers under rule 13.1(a) in a manner which reduces the rights of the Participant in respect of any Incentive Security or Share already granted under these Rules other than an amendment introduced primarily:

(a)	for the purpose of complying with or addressing present or future laws or regulatory developments that apply to one or more of the following:

(1)	the remuneration and benefits of Participants (collectively or individually);

(2)	awards of Incentive Securities; and

(3)	these Rules or incentive plans generally;

(b)	to correct any manifest error or mistake; or

(c)
to take into consideration possible adverse tax implications arising from, amongst others, adverse rulings, changes to tax legislation and/or changes in the interpretation of tax legislation by a court of competent jurisdiction.

13.3	Notice of amendment

As soon as reasonably practicable after making any amendment under rule 13.1, the Company (or its delegate) will give notice in writing of that amendment to any Participant affected by the amendment.

14 Participants based overseas
14            Participants based overseas

14.1	Overseas transfers

If a Participant is transferred to work in another country and the Participant continues to hold an office or employment with the Group, the Participant’s incentive securities will continue to be held on their original terms, unless the Board determines a different treatment should apply, for example, the Board may decide that:

(a)	some or all of the Participant’s Restricted Shares will Vest;

(b)	some or all of the Participant’s Options or Rights will Vest and, if applicable, become exercisable;

(c)	some or all of the Participant’s Options or Rights will be settled in cash in lieu of Shares;

(d)	some or all of the Participant’s unvested Incentive Securities will be forfeited and replaced with cash or an entitlement to a future cash amount; or

(e)	any other treatment that the Board determines will apply in relation to some or all of a Participant’s Incentive Securities.

14.2	Non-Australian residents

The Board may adopt additional rules that will apply to a grant made to an Eligible Employee who is a resident in, or otherwise subject to taxation of, a jurisdiction other than Australia. The remaining provisions of these Rules will apply subject to whatever alterations or additions the Board may determine having regard to any securities, exchange control, taxation or other laws and/or regulations or any other matter that the Board considers directly or indirectly relevant. To the extent of any inconsistency, any additional rules adopted by the Board under this rule will prevail over any other provision of these Rules.

14.3	Non-Australian taxpayers

Where a Participant is resident for tax purposes outside of Australia, the Board may require, as a term of grant or Vesting, that the Participant enter into with the Company (or any Group company) any tax election or other arrangement as may be required in respect of any Incentive Securities, Shares or cash payments to be allocated under these Rules.

15            Miscellaneous

15.1	Shares issued under these Rules

(a)
Any Shares issued under these Rules will rank equally in all respects with other Shares for the time being on issue by the Company (for example, having rights with respect to voting, dividends and other distributions, and in the event of a winding up of the Company), except

15 Miscellaneous
(1)	in relation to any rights attaching to such Shares by reference to a record date prior to the date of their issue; or

(2)	as provided for in accordance with rule 11.1.

(b)	If the Company is listed, the Company will apply for quotation of Shares issued under these Rules within the period required by the Listing Rules.

15.2	Custody Arrangement

(a)
Legal title to any Shares which are due to be transferred to the Participant pursuant to an Offer may (notwithstanding any other rule) be transferred to a person appointed by the Company from time to time to hold legal title to such Shares on behalf of the Participant (the Custodian).

(b)
The Custodian will receive and hold Shares on behalf of the Participant in accordance with such terms and conditions as are agreed by the Company from time to time, and by participating in an Offer the Participant irrevocably agrees to those terms and conditions (which will be made available to the Participant on request to the Company).

(c)
The transfer of any Shares to the Custodian will satisfy any obligation of the Company under an Offer to transfer Shares to the Participant (and references in an Offer to Shares (or legal title to Shares) having been transferred to the Participant will be read accordingly).

15.3	Rights and obligations of Participants

(a)	An Eligible Employee shall have no right to receive an Offer under these Rules.

(b)
Unless the subject of an express provision in an employment contract, the rights and obligations of any Participant under the terms of their office, employment or contract with the Group are not affected by their participation in an Offer.

(c)
Participation in an Offer does not confer on any Participant any right to future employment and does not affect any rights which any member of the Group may have to terminate the employment of any Participant.

(d)
These Rules will not form part of and are not incorporated into any contract of any Participant (whether or not they are an employee of the Group) including, for the avoidance of doubt, any contract of employment between the Participant and any past or present Group company.

(e)	The grant of Incentive Securities on a particular basis in any year does not create any right or expectation of the grant of Incentive Securities on the same basis, or at all, in any future year.

(f)	Subject to rule 4, no Participant has any right to compensation for any loss in relation to an Offer, including:

(1)	any loss or reduction of any rights or expectations under an Offer in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(2)	any exercise of discretion or a decision taken in relation to a grant of Incentive Securities or in relation to these Rules, or any failure to exercise discretion under these Rules;

15 Miscellaneous
(3)	the operation, suspension, termination or amendment of these Rules or any incentive plan; or

(4)	lapse or forfeiture (as applicable) of any Incentive Securities.

(g)	The Participant irrevocably appoints each company secretary of the Company (or any other officer of the Company authorised by the Board for this purpose) as their attorney to do anything necessary to:

(1)	allocate Shares to the Participant in accordance with these Rules;

(2)	effect a forfeiture of Shares in accordance with these Rules (including rule 7 or the terms of an Offer); and

(3)	execute transfers of Shares in accordance with these Rules,

and the Participant acknowledges that this irrevocable attorney is deemed to be given for valuable consideration.

(h)
The invalidity or non-enforceability of any provision or Rule of the Plan shall not affect the validity or enforceability of the remaining provisions and Rules of the Plan which shall continue in full force and effect.

(i)
Notwithstanding any provisions of these Rules, if required by the Company the transfer of Shares on vesting shall be conditional on the Participant entering into (and may be delayed until the Participant has entered into), such documentation as is reasonably required to facilitate the holding of legal title to Shares on behalf of the Participant by any nominee (including a custodian), which may include any documentation in respect of "know-your-client" processes or Automatic Exchange of Information (AEOI) reporting (or similar).

15.4	Power of the Board to administer these Rules

(a)	These Rules are administered by the Board which has power to:

(1)
determine procedures for administration of these Rules, including to implement an employee share trust for the purposes of delivering and holding Shares on behalf of Participants upon the grant of Restricted Shares or the Vesting (and, if applicable, exercise) of Rights or exercise of Options;

(2)	delegate to any one or more persons for such period and on such conditions as it may determine the exercise of any of its powers or discretion arising under these Rules;

(3)	resolve conclusively all questions of fact or interpretation concerning any Offer and these Rules and any dispute or any kind that arises under any Offer or these Rules.

(b)
Except as otherwise expressly provided in these Rules, the Board has absolute and unfettered discretion to act or refrain from acting under or in connection with these Rules and in the exercise of any power or discretion under these Rules.

15.5	Waiver of terms and conditions

Notwithstanding any other provision of these Rules, the Board may at any time waive in whole or in part any terms or conditions (including any Vesting Condition) in relation to any Incentive Securities or Shares granted to a Participant.

15 Miscellaneous
15.6	Application of constitution of the Company, Corporations Act, and Listing Rules

(a)	These Rules and Offers under these Rules must be operated in accordance with the constitution of the Company, the Corporations Act, the Listing Rules and other applicable laws and regulations.

(b)
Notwithstanding any other provision of these Rules, Incentive Securities and Shares will not be allocated, issued, acquired, transferred or otherwise dealt with under these Rules, and no other benefit will be deliverable under these Rules, if to do so would:

(1)	contravene the constitution of the Company, the Corporations Act, the Listing Rules, or any other applicable laws (including any applicable foreign law);

(2)	give rise to unreasonable cost or regulatory requirements for the Company or any Group company; or

(3)
require the Company or any Group company to pay, provide, or procure the payment or provision of, any money or benefits to the Participant which would require shareholder approval under Part 2D.2, Division 2 of the Corporations Act.

(c)	For the avoidance of doubt, the Company has no obligation to seek shareholder approval to deliver any benefit under these Rules that cannot be delivered without shareholder approval.

15.7	Error in Allocation

(a)
If any Incentive Security is provided under these Rules in error or by mistake to a person who is not the intended recipient (Mistaken Recipient), the Mistaken Recipient will have no right or interest, and will be taken never to have had any right or interest in, that Incentive Security and the Incentive Security will immediately lapse or be forfeited (as applicable).

(b)
If any Incentive Securities provided under these Rules are allocated in error or by mistake in excess of the number of Incentive Securities (if any) that should have been provided (Mistaken Excess Securities) to a person (Excess Recipient), the Excess Recipient will have no right or interest in the Mistaken Excess Securities and the Mistaken Excess Securities will immediately lapse or be forfeited (as applicable).

(c)
If any cash payment is paid under these Rules in error or by mistake to a person who is not the intended recipient (Mistaken Cash Recipient), the Mistaken Cash Recipient will have no right to retain that cash payment and the Company may take whatever steps it deems reasonably necessary to seek repayment of that cash payment as a debt.

15.8	Dispute or disagreement

In the event of any dispute, disagreement or uncertainty as to the interpretation of these Rules, or as to any question or right arising from or related to these Rules or to any Incentive Securities or Shares granted under it, the decision of the Board is final and binding.

15 Miscellaneous
15.9	Communication

Any notice or other communication provided to a Participant under or in connection with these Rules may be given by personal delivery, or by sending it, by post or email to the Participant, or by posting it on the Company’s intranet.

15.10	Data protection

(a)
Subject to any applicable laws, by participating in an Offer, the Participant consents to the holding and processing of personal data (including all processing activities contemplated in these Rules and the Offer) of the Participant by the Group, a plan administrator or the Trustee, for all purposes with regard to the operation of these Rules. These include, but are not limited to:

(1)	administering and maintaining Participant records;

(2)	providing information to the Trustee, registrars, brokers, printers or third-party plan administrators, and any of their subcontractors;

(3)	providing information to any regulatory authority (including the Australian Tax Office) where required or authorised under law;

(4)	providing information to future purchasers of a Group company or the business in which the Participant works; and

(5)	conducting any investigations or audits for the purpose of ensuring compliance with applicable Group policies or any applicable laws.

(b)	Without limiting the terms of an Offer, by participating in an Offer and allowing the Company to grant Incentive Securities under these Rules, the Participant:

(1)
acknowledges that the Group, the plan administrator and/or the Trustee may be required or authorised to collect the personal data under laws including the Tax Act, the Taxation Administration Act 1953 (Cth) and the Corporations Act, and that limited details about shareholders are available to members of the public on request;

(2)
confirms they have reviewed the terms of the Privacy Policy, and acknowledges that the Privacy Policy applies to the Group’s handling of their personal data, and contains further details about the countries to which personal data may be disclosed, requesting access to and updating of personal data and how to raise queries and concerns; and

(3)
agrees that if their personal data is disclosed to a third party in a country outside Australia, the Group will not be accountable under Australian privacy law for the conduct of the recipient in relation to that personal data, and the Participant may not be able to seek redress under Australian privacy law.

(c)	Without limiting rules 15.10(a) or 15.10(b), by allowing the Company to grant Incentive Securities under these Rules, the Participant acknowledges that:

(1)
any tax file number (TFN) or exemption from quoting a TFN they have provided to the Group as an employee of the Group may be used by the Group in connection with the Offer and these Rules, and may be provided to any plan administrator, as agent for the Company and also as administrator of these Rules; and

15 Miscellaneous
(2)
participants who have not provided their TFN or exemption from quoting a TFN to the Group may be subject to withholding tax deductions under the Taxation Administration Act 1953 (Cth), at the highest individual tax rate plus the Medicare levy, and the Group may offset the tax paid against other amounts owed to the Participant, such as salary and wages.

15.11	Tax

Unless otherwise required by law, no Group company is responsible for any Tax which may become payable by a Participant as a consequence of or in connection with the grant of any Incentive Securities, the allocation of any Shares or any Dealing with any Incentive Securities or any Shares.

15.12	Laws governing these Rules

These Rules, and any Incentive Securities granted and Shares allocated under them, are governed by the laws of Queensland and the Commonwealth of Australia.

16 Definition and Interpretation
PART D

16            Definition and Interpretation

16.1	Definitions

Term	Meaning

Acquiring Company	has the meaning given in rule 9.4(a)

ASX	ASX Limited ACN 008 624 691 or the Australian Securities Exchange, as the context requires

Board	the board of directors of the Company, any committee of the board or a person or body to which the board has delegated its powers under these Rules

Change of Control Event
where there is a:
(a)          Takeover Bid for Shares; or
(b)          other transaction, event or state of affairs,
that, in the Board’s opinion, is likely to result in, or should otherwise be treated as, a change in the Control of the Company

Company	Elevra Lithium Limited ACN 091 951 978

Competitor	any business that competes with the Group or a Group company

Control	has the meaning given in section 50AA of the Corporations Act

Corporate Code of Conduct	the Company’s code of conduct as amended from time to time

16 Definition and Interpretation

Corporations Act	Corporations Act 2001 (Cth)

Current Market Price
the arithmetic average of the daily volume weighted average market price (rounded to the nearest cent) of all Shares traded on the ASX during the previous five trading days, or any other calculation as determined by the Board

Custodian	has the meaning given in rule 15.2(a)

Deal or Dealing
in relation to an Incentive Security or Share (as the case may be), any dealing, including but not limited to:
(a)          a sale, transfer, assignment, encumbrance, option, swap, or any other alienation of all or any part of the rights attaching to the Incentive Security or Share;
(b)          any attempt to do any of the actions set out in paragraph (a) above; and
(c)          any hedging (including any dealing with a derivative instrument) intended to “lock in” a profit relating to an Incentive Security, and any other transactions in financial products that operate to limit the economic risk associated with holding an Incentive Security

Director	a director of the Company

Eligible Employee	an employee or Director of the Group or any other person who is declared by the Board to be eligible to receive a grant of Incentive Securities under these Rules

Exercise Price	the amount payable to exercise an Option following Vesting, as set out in an Offer (as adjusted or amended in accordance with these Rules)

Financial Misstatement Circumstance
material misstatement or omission in the financial statements of a Group company or any other circumstances or events which, in the opinion of the Board, may, or are likely to, affect the Group’s financial soundness or require re-statement of the Group’s financial statements, including, without limitation, as a result of misrepresentations, errors, omissions, or negligence

Group	the Company and each Related Body Corporate of the Company

16 Definition and Interpretation

Group company	a member of the Group or any other company or entity designated by the Board to be a Group company for the purposes of these Rules

Incentive Security	a Restricted Share, Right and/or Option (as the case may be)

Listing Rules	the official listing rules of the ASX and any other exchange on which the Company is listed as they apply to the Company from time to time

Offer	an invitation to an Eligible Employee made by the Board under rule 1.1 to apply for, participate in, or receive (as applicable), a grant of Incentive Securities

Option
an entitlement to receive a Share or, in certain circumstances, to a cash payment, subject to satisfaction of applicable conditions (including any Vesting Condition) and compliance with the applicable exercise procedure (including payment of any Exercise Price)

Participant	a person who has been allocated an Incentive Security or Share under the terms of these Rules from time to time

Post Cessation Covenant
In respect of a Participant means:
(a)          a restriction or undertaking owed to the Group in connection with the Participant’s former employment with the Group; or
(b)          any compromise or contractual arrangement in relation to the cessation of the Participant’s employment with the Group.

Privacy Policy	The Group’s privacy policy, as amended from time to time, which can be found on the Group’s website at: https://www.elevra.com/privacy-policy/

Related Body Corporate	has the meaning given in section 50 of the Corporations Act

Restricted Share	a Share allocated in accordance with rule 4.1 that is subject to restrictions on Dealing, Vesting Conditions and/or other restrictions or conditions

16 Definition and Interpretation

Right
an entitlement to receive a Share or, in certain circumstances, to a cash payment, subject to satisfaction of applicable conditions (including any Vesting Condition) and where exercisable, compliance with any applicable exercise procedure

Rules	the terms and conditions set out in this document as amended from time to time

Share	a fully paid ordinary share in the capital of the Company. A reference to a Share includes a reference to a Restricted Share

subsidiary	has the meaning given in section 46 of the Corporations Act

Takeover Bid	has the meaning given in section 9 of the Corporations Act

Tax
includes any tax, levy, impost, goods and services tax, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing

Tax Act	the Income Tax Assessment Act 1997 (Cth)

Trading Policy
the Group’s policy for trading or dealing in securities (as amended or replaced from time to time) or such other Company or Group policy in relation to trading or dealing in Shares as applicable from time to time

Trust Deed	in relation to an Offer, any trust deed or custodian deed nominated by the Company as the Trust Deed for the purposes of the Offer, as amended from time to time

Trustee	the trustee under the Trust Deed and/or the custodian under the custodian deed (as applicable)

16 Definition and Interpretation

Vest or Vesting
the process by which the holder of an Incentive Security becomes entitled to:
1         in the case of a Right, exercise the Right (if applicable) or be allocated a Share (or equivalent cash payment) in accordance with rules 2.2 and 2.3;
2         in the case of an Option, exercise the Option in accordance with rules 3.2 and 3.3; and
3         in the case of a Restricted Share, have all restrictions on disposing of or otherwise Dealing with the Restricted Share cease in accordance with rule 4.4 (other than any additional restrictions imposed by the Board under rule 5(d)).

Vesting Condition	performance, service or other conditions that must be satisfied or circumstances which must exist before an Incentive Security Vests under these Rules

Vesting Period	the prescribed period for satisfaction of a Vesting Condition, advised to a Participant by the Board under rule 1.2.

16.2	Interpretation

The following rules apply unless a contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of these Rules unless the context requires otherwise;

(b)	any reference in these Rules to any statute or statutory instrument includes a reference to that statute or statutory instrument as amended, consolidated, re-enacted or replaced from time to time;

(c)	a reference to any agreement or document includes a reference to that agreement or document as amended, novated, supplemented or amended from time to time;

(d)	any words denoting the singular include the plural and words denoting the plural include the singular;

(e)	where any word or phrase is given a definite meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(f)	the word “includes” in any form is not a word of limitation; and

(g)	any determination, decision or exercise of power, by the Board will be at its absolute discretion.